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                                                                   Exhibit 10.11

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BANK ONE

                                                   Amendment to Credit Agreement

This agreement is made and entered into on May 30, 2003, to be effective as of May 30, 2003 by and between Alltech Associates, Inc. (the "Borrower") and Bank One, NA, with its main office in Chicago, IL (the "Bank"), and its successors and assigns.

WHEREAS, the Borrower and the Bank entered into a credit agreement dated May 30, 2002, as amended (if applicable) (the "Credit Agreement"); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

l. DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

2. MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

     2.1 From and after the date of this agreement, the following provision is hereby added to the Credit Agreement as part of Section 2.
          Definitions:

          2.16 "Capital Expenditures" means any expenditure or the occurrence of any obligation or liability by the Borrower for any asset which is classified as a capital asset.

     2.2 From and after the date of this agreement, the provision in the Credit Agreement under Section 5. Negative Covenants Subsection 5.2 A. captioned "Dividends" is hereby amended and restated to read as follows:

          A. Dividends. Acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions upon any of its shares of capital stock, except in the absence of the occurrence of any default, dividends in its capital stock.

     2.3 From and after the date of this agreement, the provision in the Credit Agreement under Section 5. Negative Covenants Subsection 5.2 J. captioned "Transfer of Ownership" is hereby deleted.

     2.4 From and after the date of this agreement, the provision in the Credit Agreement under Section 5. Negative Covenants Subsection 5.2 M. captioned "Debt Service Coverage Ratio" is hereby amended and restated to read as follows:

          M. Debt Service Coverage Ratio. Permit as of each fiscal quarter end, Borrower and its subsidiaries' combined ratio of net income, plus interest expense, plus depreciation expense, plus amortization expense, plus impairment of goodwill, minus dividends, plus or minus changes in the LIFO reserve, plus or minus changes within deferred taxes, minus unfunded Capital Expenditures, for the twelve month period then ending to principal on long term debt, plus capital lease payments, plus scheduled principal and interest payments on Subordinated Debt, plus interest payments, to be less than 1.00 to 1.00.

3. RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified herein.

4. BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, act or event which could constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement.

5. FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

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6.   EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank.

7. ACKNOWLEDGEMENTS OF BORROWER. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents and representatives from any and all claims, causes of action, debts and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of the Bank related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future agreements, should any be requested.

8. NOT A NOVATION. This agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed in connection with the Credit Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any document executed in conjunction therewith, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement.

Bank:                                      Borrower:

Bank One, NA, with its main office in      Alltech Associates, Inc.
Chicago, IL


By  /s/ Illegible                           By: /s/ Geoffry Matlin
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    Illegible                   VP             Geoffry Matlin
    Printed Name                Title          Printed Name                Title

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